Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this pre-effective amendment no. 1 to the Registration Statement of Converted Organics Inc. on Form S-1, (No. 333-175134) of our report dated March 31, 2011 relating to the consolidated financial statements of Converted Organics Inc. and subsidiaries as of December 31, 2010 and 2009 and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
July 29, 2011